FHLBank Topeka Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2017 Member and Independent Director Election. Elections for Member Directorships were conducted in Colorado and Oklahoma and elections for two Independent Directorships was conducted district-wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors:

Independent Director Election

Andrew C. Hove, Jr., Retired, Former Director, NeighborWorks Lincoln (Public Interest Directorship)
Richard S. Masinton, Retired, Former CFO, Russell Stover Candies

Member Director Election

Mark J. O’Connor, Vice President, FirstBank, Lakewood, Colorado
Gregg L. Vandaveer, President and CEO, Sooner State Bank, Tuttle, Oklahoma

Mr. Hove became a director of FHLBank in April 2007. Mr. Hove, who previously served as vice chairman as well as acting chairman of the Federal Deposit Insurance Corporation, has extensive banking and regulatory experience as well as experience representing consumer and community interests in credit needs and housing through the Neighborhood Reinvestment Corporation (now NeighborWorks America) and NeighborWorks Lincoln.

Mr. Masinton became a director of FHLBank in April 2007. Mr. Masinton, now retired, was previously Executive Vice President of Russell Stover Candies.

Mr. O’Connor became a director of FHLBank in May 2011. Mr. O’Connor currently serves as Vice President of FirstBank, Lakewood, Colorado, and serves as President of Investments at FirstBank Holding Company.

Mr. Vandaveer is a new director. He is currently President and CEO of Sooner State Bank, Tuttle, Oklahoma, and is a director of The Bankers Bank, Oklahoma City, Oklahoma.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. In order to be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. In order to be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Messrs. Hove and Masinton each received the required number of votes to be elected, receiving 32.1 percent and 32.5 percent, respectively, of the votes eligible to be cast. Each of the directors-elect will serve four-year terms beginning January 1, 2018.

Questions about director elections should be directed to Patrick C. Doran, EVP, Chief Compliance Officer and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2017 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Colorado
Elected – Mark J. O’Connor, Vice President, FirstBank, Lakewood, Colorado
Expiration of Term – December 31, 2021

Mr. O‘Connor was deemed elected on September 26, 2017, because only one nominee, Mr. O‘Connor, accepted the nomination for the one member directorship up for election in Colorado in 2017.

Oklahoma
Elected – Gregg L. Vandaveer, President and CEO, Sooner State Bank, Tuttle, Oklahoma
Expiration of Term – December 31, 2021

Mr. Vandaveer was deemed elected on September 26, 2017, because only one nominee, Mr. Vandaveer, accepted the nomination for the one member directorship up for election in Oklahoma in 2017.

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 2,768,941
Eligible Voting Members – 756

Elected – Andrew C. Hove, Jr., Former Director, NeighborWorks Lincoln
Total Votes Cast for Mr. Hove – 888,274
Total Number of Members Voting for Mr. Hove – 242
Public Interest Director – Yes
Consumer or Community Interest Represented – Credit Needs and Housing
Qualifications – Mr. Hove served eight years as a board member of the Neighborhood Reinvestment Corporation (now known as NeighborWorks America) and 16 years as a board member of NeighborWorks Lincoln.
Expiration of Term – December 31, 2021

Elected – Richard S. Masinton, Retired, Former Executive Vice President, Russell Stover Candies
Total Votes Cast for Mr. Masinton – 901,051
Total Number of Members Voting for Mr. Masinton – 234
Public Interest Director – No
Qualifications – Mr. Masinton has demonstrated experience in and knowledge of auditing and accounting, derivatives, financial management, organizational management, project development, and risk management practices.
Expiration of Term – December 31, 2021